Exhibit 21

As of December 31, 2021

        A table of subsidiaries of Liberty Broadband Corporation is set forth below, indicating as to each the state or jurisdiction of organization and the names under which such subsidiaries do business. Subsidiaries not included in the table are inactive or, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Entity Name	Domicile
Alaska United Fiber System Partnership	AK
BBN, Inc.	AK
Bortek, LLC	DE
Broadband Holdco, LLC	DE
Celebrate Interactive LLC (fka Celebrate Interactive Holdings, LLC)	DE
Communication Capital, LLC	DE
Cycle30, Inc.	AK
Denali Media Anchorage, Corp.	AK
Denali Media Holdings, Corp.	AK
Denali Media Juneau, Corp.	AK
Denali Media Southeast, Corp.	AK
GCI Cable, Inc.	AK
GCI Communication Corp.	AK
GCI Fiber Communication Co., Inc.	AK
GCI Holdings, LLC	DE
GCI NADC LLC	AK
GCI SADC LLC	AK
GCI Wireless Holdings, LLC	AK
GCI, LLC	DE
Grizzly Merger Sub 1, LLC	DE
Integrated Logic LLC	AK
JJCK, LLC (dba EmFinders)	TX
Kodiak-Kenai Cable Company, LLC	AK
Kodiak Kenai Fiber Link, Inc.	AK
LBC Cheetah 1, LLC	DE
LBC Cheetah 5, LLC	DE
LBC Cheetah 6, LLC	DE
LMC Cheetah 1, LLC	DE
LMC Cheetah 4, LLC	DE
LMC Social, LLC	DE
LV Bridge, LLC	DE
Potter View Development Co., Inc.	AK
Provide Gifts, Inc.	DE
Skyhook Holding, Inc. (fka TruePosition, Inc.)	DE
Skyhook International, Inc.	DE
Skyhook Wireless, Inc.	DE
Supervision, Inc.	AK
The Alaska Wireless Network, LLC	DE
TP Israel, LLC	DE

TP Nigeria, LLC (fka TruePosition Nigeria, LLC; fka TP Nigeria, LLC)	DE
TP UK, LLC	DE
Unicom, Inc.	AK
United Utilities, Inc.	AK
United2, LLC	AK
United-KUC, Inc.	AK
Ventures Holdco, LLC	DE
Ventures Holdco II, LLC	DE
Yukon Tech, Inc.	AK
Yukon Telephone Company, Inc.	AK